UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2010, MedClean Technologies, Inc., a Delaware corporation (the “Company”), entered into Convertible Promissory Note (the “Company Note”) on April 1, 2010 (the “Effective Date”) of up to $600,000. The Company received an initial tranche of $275,000 on the Effective Date. It is anticipated that the Company will receive (i) $125,000 forty five (45) days after the Effective Date; (ii) $100,000 ninety (90) days after the Effective Date and (iii) $100,000 one hundred and eighty (180) days after the Effective Date. The Company Note is secured by the Secured & Collateralized Promissory Note between JMJ Financial and the Company dated April 1, 2010 (the “Secured Note”), of which the Company is the holder.

The Company Note bears interest at a rate of 6% and has a maturity date of April 1, 2013. The interest rate on the Company Note is offset by the 6% interest rate on the Secured Note.  Prepayment under the Company Note is not permitted, unless approved by the Investor.  Under the terms of the Company Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of common stock, par value $0.001 per share (“Common Stock”), of the Company at a conversion price equal to 70% of the lowest trade price of the Common Stock in the twenty (20) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

The Company Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Company Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Company Note, which is incorporated into this Item 3.02 by reference.

The Company Note was offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Convertible Promissory Note, dated April 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedClean Technologies, Inc.

Date: April 6, 2010	By:	/s/ David Laky
	Name:	David Laky
	Title:	Chief Executive Officer and President